STOCK EXCHANGE AGREEMENT


     THIS STOCK EXCHANGE AGREEMENT (the "Agreement") is made and entered into as of the 1st day of September, 2000, by and among WARREN RESOURCES, INC., a New York corporation (the "Company" or "Warren"), PETROLEUM DEVELOPMENT CORPORATION, a New Mexico corporation ("PEDCO"), and Jim C. Johnson, Jr. ("JJ") and Gregory
S. Johnson ("GJ"), who are the sole shareholders of PEDCO (collectively called, the "PEDCO Shareholders").(Warren, PEDCO and the PEDCO Shareholders are
collectively  called  herein,  unless  the  context  indicates  otherwise,   the
"Parties")

                                 R E C I T A L S

     A. As of the date hereof, there are an aggregate of 50,000,000 shares of the Company's Common Stock, $.001 par value (the "Company's Common Stock") authorized, of which 11,459,562 shares currently are, and at the Closing provided for hereinbelow before giving effect to the transactions contemplated hereby will be, issued and outstanding, and there currently are, and at the Closing will be, up to options and warrants outstanding to purchase an aggregate of 4,630,585 shares of the Company's Common Stock at prices ranging from $3.60 to $10.00 per share (collectively the "Warrants"), as more fully described in the Company's most recent Confidential Private Placement Memorandum for its Secured Convertible Bonds Due December 31, 2007dated March 1, 2000, a copy of which has been provided to the PEDCO Shareholders (the "Memorandum").

     B. Petroleum Development Corporation is a New Mexico corporation whose issued and outstanding common stock, with a minimum value of $1.00 per share (the "PEDCO Stock") is owned, beneficially and of record, by the PEDCO Shareholders, who together own an aggregate of 223,662 shares of PEDCO Stock which represents all of the outstanding shares of PEDCO Stock, in the respective numbers of shares set forth opposite the name of each PEDCO Shareholder on the signature page to this Agreement.

     C. The Company desires to issue to, and exchange with, the PEDCO Shareholders 1,600,000 shares of the Company's authorized and unissued Common Stock, in consideration of the exchange therefor of an aggregate of 223,662 shares of PEDCO Stock, which at the Closing contemplated hereby will together constitute all of the issued and outstanding shares of the PEDCO Stock; on the terms and subject to the conditions set forth herein.

     D. The parties hereto intend that the issuance of the shares of the Company's Common Stock in exchange for the PEDCO Stock shall qualify as a "tax-free" reorganization as contemplated by the provisions of Section 368(a)
(1) (B) of the Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, agreements, representations and warranties contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                        ISSUANCE AND EXCHANGE OF SHARES.


     1.1 Exchange. At the Closing to be held in accordance with the provisions of Section 2 below, the Company agrees to issue and each of the PEDCO Shareholders agrees, severally and not jointly, to receive in exchange from the Company the aggregate number of authorized and newly issued shares of the Company's Common Stock ("Common Stock") determined as provided in Section 1.2 below. In consideration for the issuance and exchange of the Company's Common Stock to the PEDCO Shareholders, at the Closing each of the PEDCO Shareholders shall deliver to the Company the certificates evidencing that respective number of shares of PEDCO Stock owned by each which is set forth opposite his name on the signature page hereof.

     1.2 Shares Issuable to the PEDCO Shareholders. An aggregate of One Million Six Hundred Thousand (1,600,000) shares of the Company's Common Stock shall be issued to the PEDCO Shareholders in exchange for the 223,662 shares of PEDCO Stock.


                                    ARTICLE 2

                                     CLOSING

     The consummation of the exchange by the PEDCO Shareholders of the Company's Common Stock contemplated hereby (the "Closing") shall occur at the offices of Warren Resources, Inc., at 489 Fifth Avenue, 32nd Floor, New York, New York at 10:00 a.m., New York time, on or before September 30, 2000, or at such other place and/or on such other date as the parties may agree upon in writing (the "Closing Date"). If the Closing fails to occur by September 30, 2000, or by such later date to which the Closing may be extended as provided hereinabove, this Agreement shall automatically terminate, all parties shall pay their own expenses incurred in connection herewith, and no party hereto shall have any further obligations hereunder; provided, however, that no such termination shall constitute a waiver by any party or parties which is/are not in default of any of its or their respective representations, warranties or covenants herein, of any rights or remedies it or they might have at law if any other party or parties is in default of any of its or their respective representations, warranties or covenants under this Agreement. At the Closing, as conditions thereto:

     (a) The  Company  shall  deliver,  or cause to be  delivered,  to the PEDCO
Shareholders:

          (i) Certificates for the shares of the Company's Common Stock being exchanged for their respective accounts, in form and substance reasonably satisfactory to the PEDCO Shareholders and their counsel;

          (ii) The certificate of the Company specified in Section 6.3(a) below and the certified resolutions of the Company's Board of Directors in
     Section 6.3(b); and

          (iii) The certificate of the Company's  officers which is specified in
     Section 6.3(c) below;

          (iv) The opinion of counsel to the Company specified in Section 6.3(d) below; and

          (v) All documents as reasonably required to effectuate this Agreement.

               And,

     (b) The PEDCO Shareholders shall deliver to the Company:

          (i) A stock certificate or certificates evidencing the ownership of each PEDCO Shareholder of all shares of PEDCO Stock owned by them, duly endorsed for transfer to the Company;

          (ii) The certificate of the PEDCO Shareholders specified in Section 6.4(a) and the certified resolution of PEDCO's Board of Directors specified in Section 6.4(b).

          (iii) The certificate of the Company's  officers which is specified in
     Section 6.4(c) below;

          (iv) The opinion of counsel to PEDCO specified in Section 6.4(d) below;

          (v) The Employment Agreements executed by James C. Johnson, Jr., and Gregory Johnson, respectively, specified in Section 7.3(e); and

          (vi)  All  documents  as  reasonably   required  to  effectuate   this
     Agreement.



                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF WARREN

     Warren hereby represents and warrants to the PEDCO Shareholders, and each of them, as follows (it being acknowledged that the PEDCO Shareholders are entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each of which constitutes a condition precedent to the obligations of the PEDCO Shareholders hereunder):

     3.1 Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which such qualification is required and where the failure to be so qualified would have a materially adverse effect upon the Company. The Company has all requisite corporate power and authority to conduct its business as now being conducted and to own and lease the properties which it now owns and leases. The Articles of Incorporation as amended to date, certified by the Secretary of State of New York, and the Bylaws of the Company as amended to date, certified by the President and the Secretary of the Company, which have been delivered to the PEDCO Shareholders prior to the execution hereof are true and complete copies thereof as in effect as of the date hereof.

     3.2 Authorization. The Company has full power, legal capacity and authority to enter into this Agreement, to execute all attendant documents and instruments necessary to consummate the transaction herein contemplated, and to issue the Common Stock to the PEDCO Shareholders and to perform all of its obligations hereunder. This Agreement and all other agreements, documents and instruments to be executed in connection herewith have been effectively authorized by all necessary action, corporate or otherwise, on the part of the Company, which authorizations remain in full force and effect, have been duly executed and delivered by the Company, and no other corporate proceedings on the part of the Company are required to authorize this Agreement and the transactions contemplated hereby, except as specifically set forth herein. This Agreement constitutes the legal, valid and binding obligation of the Company and is enforceable with respect to the Company in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, priority or other laws or court decisions relating to or affecting generally the enforcements of creditors' rights or affecting generally the availability of equitable remedies. Neither the execution and delivery of this Agreement, nor the consummation by the Company of any of the transactions contemplated hereby, or compliance with any of the provisions hereof, will (i) conflict with or result in a breach of, violation of, or default under, any of the terms conditions or provision of any note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation (including, without limitation, any of its charter documents) to which the Company is a party or by which the Company or any of its assets or properties may be bound, or (ii) violate any judgment, order, injunction, decree, statute, rule or properties of the Company. No authorization, consent or approval of any public body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement.

     3.3 Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, $.001 par value (defined above as the "Company's Common Stock") , and no shares of preferred stock are authorized. At the date hereof there are approximately 11,459.562 shares of the Company's Common Stock issued and outstanding, with no shares of the Company's Common Stock held in its treasury, and no shares of preferred stock are outstanding. In addition, at the date hereof, there are approximately 4,630,585 Warrants outstanding. All of the Company's Common Stock to be issued to the PEDCO Shareholders pursuant to this Agreement, when issued and delivered as provided herein, will be, duly authorized, validly issued, fully paid and nonassessable.

Except as set forth above in this Section 3.3 and for options that may be issued and the shares reserved for issuance upon exercise of such options under the Company's employee stock incentive plans (the "Plans"), there are no other warrants, options, calls, commitments or other rights to subscribe for or to purchase from the Company any capital stock of the Company or any securities convertible into or exchangeable for any shares of capital stock of the Company, or any other securities or agreements pursuant to which the Company is or may become obligated to issue any shares of its capital stock, nor is there outstanding any commitment, obligation or agreement on the part of the Company to repurchase, redeem or otherwise acquire any outstanding shares of the Company's Common Stock. All of the Company's Common Stock and Warrants which are currently outstanding, as well as all of the shares of Common Stock issuable upon the exercise of Warrants currently outstanding, were offered and sold in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").

     3.4   Financial   Statements.   Attached   hereto  as  Exhibits  1  and  2,
respectively,    are   true   and   complete   copies   of   (a)   the   audited
financial-statements of the Company for the years ended December 31, 1998 reported upon by Grant Thornton LLP, Certified Public Accountants, and (b) the unaudited financial statements of the Company as at December 31, 1999 and related unaudited statement of operations for the period then ended, together with the notes thereto, which have been certified to by the chief executive officer and the chief financial officer of the Company. Such financial statements (and the notes related thereto) are herein sometimes collectively referred to as the "Company Financial Statements." The Company's Financial Statements (i) are derived from the books and records of the Company, which books and records have been consistently maintained in a manner which reflect, the assets and liabilities of the Company, which books and records have been consistently maintained in a manner which reflects, and such books and records do fairly and accurately reflect, the assets and liabilities of the Company,
(ii) fairly and accurately present the financial condition of the Company, on the respective dates of such statements and the results.of its operations for the periods indicated, except as may be in all material respects in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise disclosed in the notes thereto).

     3.5 Subsidiaries. Except as reflected in the Company's Financial Statements, the Company has no other subsidiaries and no other investments, directly or indirectly, or other financial interest in any other corporation or business organization, joint venture or partnership of any kind. (A reference to the Company herein shall include all subsidiaries of the Company.)

         3.6 Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the Company's Financial Statements or as otherwise disclosed to PEDCO and the PEDCO Shareholders, the Company has no liability(s) or obligation(s) (whether accrued, to become due, contingent or otherwise) which individually or in the aggregate could have a materially adverse effect on the business, assets, properties, condition (financial or otherwise) or prospects of the Company.

     3.7 Absence of Certain Developments. Since December 31, 1999 there has been no materially adverse change in the condition (financial or otherwise) of the Company or in its assets, liabilities, properties, business, operations or prospects.

     3.8 No Pending Material Litigation or Proceedings. There are no actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened against or affecting the Company (including actions, suits or proceedings where liabilities may be adequately covered by insurance) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, court, board, bureau, agency or instrumentality, domestic or foreign, or affecting any of the officers or directors of the Company in connection with the business, operations or affairs of the Company, which might result in any material adverse change in the business, properties or assets, or in the condition (financial or otherwise) of the Company, or which might prevent the issuance of the Warren Shares pursuant to this Agreement.

     3.9 Brokerage. The Company has no obligation to any person or entity for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement, and the Company shall indemnify and hold the PEDCO Shareholders harmless against any liability or expenses arising out of any such claim, asserted against either the PEDCO Shareholders or the Company by any party.

     3.10 Taxes. As used in this Agreement, the terms "Tax" and, collectively, "Taxes" mean any and all federal, state and local taxes of any country, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

     (a) The Company has prepared and filed all returns, estimates, information statements and reports that are duie or required to be filed with any taxing authority, unless extended ("Returns") relating to any and all Taxes concerning or attributable to the Company or its operations with respect to Taxes for any period ending on or before the Closing Date and such Returns have been completed in all material respects in accordance with applicable law.

     (b) The Company , as of the Closing Date: (i) will have paid all Taxes shown to be payable on such Returns covered by Section 3.10(a) and (ii) will have withheld with respect to its employees all Taxes required to be withheld.

     (c) To the best of its knowledge and belief, the Company has no material liabilities for unpaid Taxes that have not been accrued for or reserved on the Company Financial Statements, whether asserted or unasserted, contingent or otherwise.

     3.11 Compliance with Laws. To the best of its knowledge, Warren has complied in all material respects with all material applicable federal, state, local and foreign statutes, laws and regulations, and is not in violation of, and has not received any notices of violation with respect to, any such statute, law or regulation, with respect to the conduct of its business or the ownership or operation of its business, including, without limitation, the federal Foreign Corrupt Practices Act.

     3.12 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Warren which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current business practice of Warren or any of the Warren Subsidiaries, or the conduct of business by Warren or any of the Warren Subsidiaries as currently conducted.

     3.13 Governmental Authorization. Warren has obtained each governmental consent, license, permit, grant or other authorization of a Governmental Entity that is required for the operation of its business as currently conducted (collectively, the "warren Authorizations"), and all such warren are in full force and effect, except for such Warren Authorizations that, if not obtained by Warren, would not be reasonably likely, either individually or in the aggregate, to have a Warren Material Adverse Effect.

     3.14 No Misrepresentation. No representation or warranty by Warren in this Agreement, and no statement, certificate or schedule furnished or to be furnished by or on behalf of Warren pursuant to this Agreement, when taken together, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make such statements, in light of the circumstances under which they were made, not misleading.


                                    ARTICLE 4

      REPRESENTATIONS AND WARRANTIES OF PEDCO AND THE PEDCO SHAREHOLDERS.

     PEDCO and the PEDCO Shareholders, jointly and severally, hereby represent and warrant to the Company as follows (it being acknowledged that the Company is entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each of which constitutes a condition precedent to the closing obligations of the Company hereunder):

     4.1 Organization and Corporate Power. PEDCO is a corporation duly organized, validly existing and in good standing under the laws of the State of New Mexico, and is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which such qualification is required and where the failure to be so qualified would have a materially adverse effect upon PEDCO. PEDCO has all requisite corporate power and authority to conduct its business as now being conducted and to own and lease the properties which it now owns and leases. The Articles of Incorporation as amended to date, certified by the New Mexico Public Regulation Commission, and the Bylaws of PEDCO as amended to date, certified by the President and the Secretary of PEDCO, which have been delivered to the Company prior to the execution hereof are true and complete copies thereof as in effect as of the date hereof.

     4.2 Authorization. PEDCO and the PEDCO Shareholders have full power, legal capacity and authority to enter into this Agreement, to execute all attendant documents and instruments necessary to consummate the transaction herein contemplated and to perform all of their obligations hereunder. This Agreement and all other agreements, documents and instruments to be executed in connection herewith have been effectively authorized by all necessary action, corporate or otherwise, on the part of PEDCO, which authorizations remain in full force and effect, have been duly executed and delivered by PEDCO, and no other corporate proceedings on the part of PEDCO are required to authorize this Agreement and the transactions contemplated hereby, except as specifically set forth herein. This Agreement constitutes the legal, valid and binding obligation of PEDCO and the PEDCO Shareholders and is enforceable with respect to PEDCO and the PEDCO Shareholders in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, priority or other laws or court decisions relating to or affecting generally the enforcements of creditors' rights or affecting generally the availability of equitable remedies. Neither the execution and delivery of this Agreement, nor the consummation by PEDCO and the PEDCO Shareholders of any of the transactions contemplated hereby, or compliance with any of the provisions hereof, will (i) conflict with or result in a breach of, violation of, or default under, any of the terms conditions or provision of any note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation (including, without limitation, any of its charter documents) to which PEDCO or the PEDCO Shareholders is a party or by which PEDCO and the PEDCO Shareholders or any of their assets or properties may be bound, or (ii) violate any judgment, order, injunction, decree, statute, rule or properties of PEDCO or the PEDCO Shareholders. No authorization, consent or approval of any public body or authority is necessary for the consummation by PEDCO and the PEDCO Shareholders of the transactions contemplated by this Agreement.

     4.3 Capitalization. The authorized capital stock of the PEDCO consists of 500,000 shares of Common Stock, $1.00 minimum par value (defined above as the "PEDCO Common Stock") , and no shares of preferred stock are authorized. At the date hereof there are 223,662 shares of the PEDCO Common Stock issued and outstanding, with no shares of the PEDCO Common Stock held in its treasury, and no shares of preferred stock are outstanding. In addition, at the date hereof, there are no options or warrants outstanding. All of the PEDCO Common Stock to be exchanged with the Company pursuant to this Agreement, when delivered as provided herein, will be, duly authorized, validly issued, fully paid and nonassessable. Except as set forth above in this Section 4.3, there are no other warrants, options, calls, commitments or other rights to subscribe for or to purchase from PEDCO any capital stock of PEDCO or any securities convertible into or exchangeable for any shares of capital stock of PEDCO, or any other securities or agreements pursuant to which PEDCO is or may become obligated to issue any shares of its capital stock, nor is there outstanding any commitment, obligation or agreement on the part of PEDCO to repurchase, redeem or otherwise acquire any outstanding shares of the PEDCO Common Stock. All of the PEDCO Common Stock which is currently outstanding was offered and sold in transactions exempt from the registration requirements of the Securities Act.



     4.4 Financial Statements. PEDCO has delivered to Warren copies of PEDCO's unaudited financial statements for the years ended March 31, 1998, March 31, 1999 and the changed fiscal year ended December 31, 1999 (collectively, the "PEDCO Financial Statements"). The PEDCO Financial Statements (i) are derived from the books and records of PEDCO, which books and records have been consistently maintained in a manner which reflect, the assets and liabilities of PEDCO, which books and records have been consistently maintained in a manner which reflects, and such books and records do fairly and accurately reflect, the assets and liabilities of PEDCO, (ii) fairly and accurately present the financial condition of the PEDCO, on the respective dates of such statements and the results.of its operations for the periods indicated, except as may be in all material respects in accordance with generally accepted accounting practices in conformity with income tax accounting consistently applied throughout the periods involved (except as otherwise disclosed in the notes thereto). If requested by the Company after Closing, PEDCO and the PEDCO Shareholders will cooperate in assisting the Company to have a firm of independent accountant's audit the PEDCO Financial Statements at the Company's expense.

     4.5 Subsidiaries. Except for Pedeco, Inc. a Texas corporation which has been previously disclosed to Warren, PEDCO has no other subsidiaries and no other investments, directly or indirectly, or other financial interest in any other corporation or business organization, joint venture or partnership of any kind. (The reference to PEDCO herein also includes the PEDCO subsidiary.)

     4.6 Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the PEDCO Financial Statements or as otherwise disclosed to Warren, PEDCO has no liability(s) or obligation(s) (whether accrued, to become due, contingent or otherwise) which individually or in the aggregate could have a materially adverse effect on the business, assets, properties, condition (financial or otherwise) or prospects of PEDCO.

     4.7 Absence of Certain Developments. Since December 31, 1999 there has been no materially adverse change in the condition (financial or otherwise) of PEDCO or in its assets, liabilities, properties, business, operations or prospects.

     4.8 No Pending Material Litigation or Proceedings. There are no actions, suits or proceedings pending or, to the best of PEDCO's and the PEDCO
Shareholders' knowledge, threatened against or affecting PEDCO (including actions, suits or proceedings where liabilities may be adequately covered by insurance) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, court, board, bureau, agency or instrumentality, domestic or foreign, or affecting any of the officers or directors of PEDCO in connection with the business, operations or affairs of PEDCO, which might result in any material adverse change in the business, properties or assets, or in the condition (financial or otherwise) of PEDCO, or which might prevent the transfer in exchange of the PEDCO Shares pursuant to this Agreement.

     4.9 Brokerage. PEDCO and the PEDCO Shareholders have no obligation to any person or entity for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement, and shall indemnify and hold the Company harmless against any liability or expenses arising out of any such claim, asserted against the Company by any party for such compensation.

     4.10 Taxes. As used in this Agreement, the terms "Tax" and, collectively, "Taxes" mean any and all federal, state and local taxes of any country, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

     (a) PEDCO has prepared and filed all returns, estimates, information statements and reports that are due or required to be filed with any taxing authority, unless extended ("Returns") relating to any and all Taxes concerning or attributable to PEDCO or its operations with respect to Taxes for any period ending on or before the Closing Date and such Returns have been completed in all material respects in accordance with applicable law.

     (b) PEDCO, as of the Closing Date: (i) will have paid all Taxes shown to be payable on such Returns covered by Section 4.11(a) and (ii) will have withheld with respect to its employees all Taxes required to be withheld.

     (c) To the best of its knowledge and belief, PEDCO has no material liabilities for unpaid Taxes that have not been accrued for or reserved on the PEDCO Financial Statements, whether asserted or unasserted, contingent or otherwise.

     4.11 Bank Accounts. PEDCO has provided Warren with a schedule setting forth the names and locations of all banks and other financial institutions at which PEDCO maintains accounts of any nature, the type of accounts maintained at each such institution and the names of all persons authorized to draw thereon or make withdrawals therefrom.

     4.12 Compliance with Laws. To the best of its knowledge, PEDCO has complied in all material respects with all material applicable federal, state, local and foreign statutes, laws and regulations, and is not in violation of, and has not received any notices of violation with respect to, any such statute, law or regulation, with respect to the conduct of its business or the ownership or operation of its business, including, without limitation, the federal Foreign Corrupt Practices Act.

     4.13 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon PEDCO which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current business practice of PEDCO, or the conduct of business by PEDCO as currently conducted.

     4.14 Governmental Authorization. PEDCO has obtained each governmental consent, license, permit, grant or other authorization of a Governmental Entity that is required for the operation of its business as currently conducted
(collectively, the "PEDCO Authorizations"), and all such PEDCO Authorizations are in full force and effect, except for such PEDCO Authorizations that, if not obtained by PEDCO, would not be reasonably likely, either individually or in the aggregate, to have a PEDCO Material Adverse Effect.

     4.15 No Misrepresentation. No representation or warranty by PEDCO in this Agreement, and no statement, certificate or schedule furnished or to be furnished by or on behalf of PEDCO pursuant to this Agreement, when taken together, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make such statements, in light of the circumstances under which they were made, not misleading.

     4.16 Investment Representation. The PEDCO Shareholders have the knowledge and experience in business and financial matters to meaningfully evaluate the merits and risks of the ownership of Warren's Common Stock issued in exchange for the shares of PEDCO Stock owned by the PEDCO Shareholders as contemplated hereby. Each of the PEDCO Shareholders is an "Accredited Investor" as defined under Rule 501 of Regulation D promulgated by the U.S. Securities and Exchange Commission. The PEDCO Shareholders acknowledge that the shares of the Warren's Common Stock to be issued to them in the transactions contemplated hereby will be issued by the Warren without registration or qualification or other filings being made under the Securities Act of 1933, as amended, or the securities or "Blue Sky" laws of any state, in reliance upon specify in exemptions therefrom, and in furtherance thereof each of the PEDCO Shareholders represents that the shares of the Warren's Common Stock to be received by them will be taken for their own account for investment, with no present intention of a distribution or disposition thereon to others. Each of the PEDCO Shareholders agrees that the certificate(s) representing the shares of the Warren's Common Stock issued to him shall bear a restrictive legend, in substantially the following form:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") , ARE "RESTRICTED SECURITIES," AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, IS NOT REQUIRED TO BE REGISTERED UNDER THE ACT."

                                    ARTICLE 5

                 COVENANTS OF THE PARTIES PRIOR TO THE CLOSING.

     The Parties hereby covenant to and agree with the other that between the date hereof and the Closing:

     5.1 Access to Properties and Records. The Parties shall each give to the other and authorized representatives thereof full access, during reasonable business hours, in such a manner as not unduly to disrupt normal business activities, to any and all of the premises, properties, contracts, books, records and affairs of the Parties, as the case may be, and will cause the officers of the Parties, as the case may be, to furnish any and all data and information pertaining to its business that the other may from time to time reasonably require. Unless and until the transactions contemplated by this Agreement have been consummated, each party and its representatives shall hold in confidence all information so obtained and if the transactions contemplated hereby are not consummated will return all documents herein above referred to and obtained therefrom. Such obligation of confidentiality shall not extend to any information which as shown to have been previously (i) known to the party receiving it (ii) generally known to others engaged in the trade or business of the Parties, as the case may be, (iii) part of public knowledge or literature, or (iv) lawfully received from a third party.

     5.2 Corporate Existence, Rights and Franchises. The current officers and directors of each of the Parties and the PEDCO Shareholders shall each take all necessary actions to cause the Parties, respectively, to maintain in full force and effect their corporate existence, rights, franchises and good standing, and shall not cause or permit to be made any change in the Articles or Bylaws of the Parties, as the case may be.

     5.3 No Obligations or Liabilities. Except for obligations incurred in the ordinary course of business or as otherwise previously disclosed to the other party, the Parties shall not incur any liability or obligation of any amount, kind or nature whatsoever, which has not been satisfied or discharged in full as of the date of the Closing without the written consent of the other party, unless such liability or obligation does not have a Material Adverse Effect of the party incurring same.

     5.4 Conduct of Business in the Ordinary Course. The Parties shall take all necessary actions to cause each Party to operate its business diligently in the ordinary course of business as an ongoing concern, and will use their best efforts to preserve intact the party's operations at current levels and to maintain the books, accounts and records of the party in the usual, regular and ordinary manner, on a basis consistent with past practice in recent periods.

                                    ARTICLE 6

                  CONDITIONS TO THE OBLIGATIONS OF THE PARTIES.


     The respective obligations of the parties hereto to consummate the transactions contemplated hereby shall be subject to the fulfillment, at or prior to the Closing, of the following conditions:

     6.1 Regulatory Approvals. There shall have been obtained any and all permits, approvals and qualifications of, and there shall have been made or completed all filings, proceedings and waiting periods, required by any governmental body, agency or regulatory authority which, in the reasonable opinion of counsel to the PEDCO Shareholders and to the Company, are required for the consummation of the transactions contemplated hereby.

     6.2 No Action or Proceeding. No claim, action, suit, investigation or other proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Agreement or the obtaining of material damages or other relief in connection therewith.

     6.3. Obligations of PEDCO Shareholders. The obligation of the PEDCO Shareholders hereunder to consummate the transactions contemplated by this Agreement are expressly subject to the satisfaction of each of the further conditions set forth below, any or all of which may be waived by the PEDCO Shareholders in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by the PEDCO Shareholders of any other condition or of any of their rights or remedies, at law or in equity, if the Company shall be in default or breach of any of its representations, warranties or covenants under this Agreement:

     (a) The Company shall have performed the agreements and covenants required to be performed by its under this Agreement prior to the Closing, there shall have been no material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of the Company since December 31, 1999, and the representations and warranties of the Company contained herein shall, except as contemplated or permitted by this Agreement or as qualified in a writing dated as of the date of the Closing delivered by the Company to the PEDCO Shareholders with the approval of all of the PEDCO Shareholders indicated thereon (which writing is to be attached hereto as Exhibit 6), be true in all material respects on and as of the date of Closing as if made on and as of such date, and the PEDCO Shareholders shall have received certificates, dated as of the date of Closing, signed by the chief executive officer and the chief financial officer of the Company, reasonably satisfactory to the PEDCO Shareholders, to such effect;

     (b) The PEDCO Shareholders shall have received copies of resolutions (certified as of the date of the Closing as being in full force and effect by an appropriate officer of the Company) duly adopted by the Board of Directors of the Company adopting and approving this Agreement and the other documents, agreements and instruments to be entered into by the Company as provided herein, which shall be in form and substance reasonably satisfactory to the PEDCO Shareholders and their counsel.

     (c) PEDCO shall have received a certificate of an officer of the Company, in form and substance reasonably satisfactory to PEDCO, to the effect that the Company has performed the agreements and covenants required to be performed by it under this Agreement prior to the Closing that there has been no material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of the Company since December 31, 1999, except as otherwise disclosed to PEDCO, that, to the best of the knowledge and belief of the
Comapny, the representations and warranties of the Company contained herein continue to be true in all material respects on and as of the date of Closing as if made on and as of such date, and that the Company has no obligation to any person or entity for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement; and

     (d) The PEDCO Shareholders shall have received the opinion of Cummings & Lockwood, counsel to the Company, in form and substance reasonably satisfactory to the Purchasers and their counsel, to the effect that (i) this Agreement and all other agreements, documents and instruments to be executed by the Company in connection herewith have been effectively authorized by all necessary corporate action on the part of the Company under New York law, that the approval by the shareholders of the Company of this Agreement and the transactions contemplated hereby as required under New York law to authorize the Company to enter into and perform its obligations under this Agreement has been obtained, and that no authorization, consent or approval of any public body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement; (ii) the Company's Common Stock to be issued to the PEDCO Shareholders pursuant to this Agreement, are, or when issued and delivered as provided herein will be, duly authorized, fully paid and nonassessable.

     6.4 Obligations of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement is expressly subject to the further conditions set forth below:

     (a) The PEDCO Shareholders and PEDCO shall have performed the agreements and covenants required to be performed by them under this Agreement prior to the Closing, there shall have been no material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of the PEDCO since the date hereof, and the representations and warranties of the PEDCO Shareholders contained herein shall, except as contemplated or permitted by this Agreement or as qualified in a writing dated as of delivered by the PEDCO Shareholders to the Company with the approval of the Company indicated thereon (which writing is to be attached hereto as Exhibit 8), be true in all material respects on and as of the date of Closing as if made on and as of such date, and the Company shall have received certificates, dated as of the date of Closing, signed by each of the PEDCO Shareholders and by the chief executive officer and the chief financial officer of PEDCO, reasonably satisfactory to the Company, to such effect;

     (b) The Company shall have received copies of resolutions (certified as of the date of the Closing as being in full force and effect by an appropriate officer of PEDCO) duly adopted by the Board of Directors of PEDCO adopting and approving this Agreement and the other documents, agreements and instruments to be entered into by PEDCO as provided herein, which shall be in form and substance reasonably satisfactory to the Company and its counsel.

     (c) The Company shall have received a certificate of an officer of PEDCO and from the PEDCO Shareholder, in form and substance reasonably satisfactory to the Company, to the effect that PEDCO and the PEDCO Shareholders have performed the agreements and covenants required to be performed by each of them, respectively, under this Agreement prior to the Closing that there has been no material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of PEDCO since December 31, 1999 except as otherwise disclosed to Warren, that, to the best of their knowledge and belief, the representations and warranties of PEDCO and the PEDCO Shareholders contained herein continue to be true in all material respects on and as of the date of Closing as if made on and as of such date, and that neither PEDCO nor the PEDCO Shareholders has any obligation to any person or entity for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement;

     (d) The Company shall have received the opinion of Bozarth & Vickers, P.C., counsel to PEDCO, in form and substance reasonably satisfactory to the Company and its counsel, to the effect that (i) this Agreement and all other agreements, documents and instruments to be executed by PEDCO in connection herewith have been effectively authorized by all necessary corporate action on the part of PEDCO under New Mexico law, that the approval by the shareholders of PEDCO of this Agreement and the transactions contemplated hereby as required under New Mexico law to authorize PEDCO to enter into and perform its obligations under this Agreement has been obtained, and that no authorization, consent or approval of any public body or authority is necessary for the consummation by PEDCO of the transactions contemplated by this Agreement; (ii) the PEDCO Common Stock to be delivered by the PEDCO Shareholders to the Company in exchange for the Company's Common Stock pursuant to this Agreement, is duly authorized, fully paid and nonassessable outstanding shares of PEDCO Common Stock;

     (e) On the Closing Date, James C. Johnson, Jr. and Gregory Johnson, shall have entered into employment agreements with the Company, pursuant to which such individuals shall agree to serve on a full-time basis for the Company as theExecutive Vice President and a Senior Vice President - Oil and Gas Operations, respectively, for a term of three (3) years, substantially in the form annexed to this Agreement as Exhibit 6.4(e).

                                    ARTICLE 7

                      ADDITIONAL AGREEMENTS OF THE PARTIES

     7.1 Taxes and Expenses.


     (a) Except as otherwise expressly provided in (b) immediately below, the Company and the PEDCO Shareholders shall each pay all of their own respective taxes, attorneys' fees and other costs and expenses payable in connection with or as a result of the transactions contemplated hereby and the performance and compliance with all agreements and conditions contained in this Agreement respectively to be performed or observed by each of them.

     (b) The Company shall pay any and all New York issuance or transfer taxes, if any, which become due on account of the issuance of the Company's Common Stock to the PEDCO Shareholders and the PEDCO Shgareholders shall pay any and all issuance or transfer taxes, if any, on the transfer of the PEDCO Stock to the Company.

     7.2  Expiration  of   Representations   and   Warranties.   The  respective
representations and warranties contained herein and in any other document or instrument delivered by or on behalf of the Company, the PEDCO Shareholders and/or PEDCO shall survive the Closing. Nothing contained in this Section 7.2 shall in any way affect any obligations of any party under this Agreement that are to be performed, in whole or in part, at any time after the Closing, nor shall it prevent or preclude any party from pursuing any and all available remedies at law or in equity for actual fraud in the event that, prior to the Closing, any other party had actual knowledge of any material breach of any of its representations and warranties herein but failed to disclose to or actively concealed such knowledge prior to the Closing form the other party(s) to whom the representations and warranties were made.

     7.3 Indemnification.

Each party hereby agrees to indemnify and hold harmless the other from and after the date hereof from and against any claim, loss, damage, cost, expense, judgment or other liability, including reasonable attorneys' fees which the the party may incur or be exposed to (collectively the "Liabilities" and individually "Liability") in excess of the aggregate sum of $100,000 arising out of or by virtue of the following:

     (a) Any and all liabilities imposed or sought to be imposed upon a party or any of them, arising out of, under or by virtue of obligations, or any breach by the other party of any obligations existing prior to the Closing Date, to the extent not paid prior thereto, or not reflected and reserved against in full in the Financial Statements (including, but not limited to tax liabilities), or not disclosed herein.

     (b) Subject to paragraph 7.2, any material misrepresentation, breach of warranty or non-fulfillment of any duty, condition, agreement, provision, obligation or covenant on the part of a party under this Agreement or pursuant to any exhibit, or instrument given by the party in connection with the transactions contemplated hereunder.

     (c) The enforcement of a party's indemnification obligations set forth above.

     (d) The aggrieved party agrees to give written notice to the other party of each claim of the aggrieved party under this section within seven days after the aggrieved party obtains knowledge of the Liability. The other party shall have the right, upon receiving the aggrieved party's notice, within fifteen days of the notice under this paragraph "(d)", to contest and defend, at the other party's expense, any such Liability; provided, further, that if such Liability involves a lien against any property of the aggrieved party or their successors or assigns, or the failure to pay such Liability might result in such a lien, the other party, if they elect to assume the defense of such Liability, shall, at the time of undertaking the contest or defense of such Liability, post a surety bond or take such other action as may be required in law, or at equity, to prevent the imposition or filing of any lien against any property of the aggrieved party or their successors or assigns.



                                    ARTICLE 8

                                  MISCELLANEOUS

     8.1 Other Documents. Each of the parties hereto shall execute and deliver such other and further documents and instruments, and take such other and further actions, as may be reasonably requested of them for the implementation and consummation of this Agreement and the transactions herein contemplated.

     8.2 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and the heirs, personal representatives, successors and assigns of all of them, but shall not confer, expressly or by implication, any rights or remedies upon any other party.

     8.3 Governing Law. This Agreement is made and shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York.

     8.4 Notices. All notices, requests or demands and other communications hereunder must be in writing and shall be deemed to have been duly made if personally delivered or mailed, postage prepaid, to the parties as follows:

     (a) If to the Company, to:

                  Warren Resources, Inc.
                  32nd Floor
                  489 Fifth Avenue
                  New York, New York 10016
                  Attention: Mr. Norman F. Swanton,
                             Chairman & CEO

                  With Copies to:
                  Cummings & Lockwood
                  4 Stamford Plaza
                  Stamford, CT 06904
                  Attention: David E. Fleming, Esq.


     (b) If to PEDCO or any of the PEDCO Shareholders, to:

                  Petroleum Development Corporation
                  4113 Eubank, N.E.
                  Suite 400
                  Albuquerque, New Mexico 87111
                  Attention: Jim C. Johnson, Jr.

                  With Copies to:

                  Bozarth & Vickers, P.C.
                  P.O. Box 820
                  105 West Third Street
                  JP White Building, Suite 211
                  Roswell, New Mexico 88202-0820
                  Attention: Ellis Vickers, Esq.


Any party hereto may change its address by written notice to the other party given in accordance with this Section 8.4.

     8.5 Entire Agreement. This Agreement and the exhibits attached hereto contain the entire agreement between the parties and supersede all prior agreements, understandings and writings between the parties with respect to the subject matter hereof and thereof. Each party hereto acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, which are not embodied herein or in an exhibit hereto, and that no other agreement, statement or promise may be relied upon or shall be valid or binding. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally. This Agreement may be amended or any term hereof may be changed, waived, discharged, or terminated by an agreement in writing signed by all parties hereto.

     8.6 No Equitable Conversion. Prior to the Closing, neither the execution of this Agreement nor the performance of any provision contained herein shall cause any party hereto to be or become liable in any respect for the operations of the business of any other party, or the condition or property owned by any other party, for compliance with any applicable laws, requirements, or regulations of, or taxes, assessments, or other charges now or hereafter due to any governmental authority, or for any other charges or expenses whatsoever pertaining to the conduct of the business or the ownership, title, possession, use, or occupancy of any other party.

     8.7 Headings. The captions and headings used herein are for convenience only and shall not be construed as a part of this Agreement.

     8.8 Attorneys' Fees. In the event of any litigation between the parties hereto, the non-prevailing party shall pay the reasonable expenses, including the attorneys' fees, of the prevailing party in connection therewith.

     8.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which taken together shall constitute but one and the same document.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.



                                    WARREN RESOURCES, INC.

                                    By: /s/ Norman F. Swanton
                                        ----------------------
                                        Norman F. Swanton
                                        Chairman & Chief Executive Officer


                                    PETROLEUM DEVELOPMENT CORPORATION

                                    By: /s/ Jim C. Johnson, Jr.
                                        -----------------------
                                        Jim C. Johnson, Jr.,
                                        President

                                    # of Shares PEDCO Common Stock Owned
                                    ------------------------------------
PEDCO Shareholders:


 /s/ Jim C. Johnson, Jr.                             111,831
---------------------------------
Jim C. Johnson, Jr.,
a married man, as his sole
and separate property


/s/ Gregory S. Johnson                               111,831
--------------------------------
Gregory S. Johnson,
a married man, as his sole
and separate property